Exhibit 10.12

Exclusive Technical Consulting and Service Agreement

The Exclusive Technical Consulting and Service Agreement (hereinafter referred to as the “Agreement”) was entered into by and between the parties hereunder in Nanjing, the People’s Republic of China (hereinafter referred to as “PRC”) on 26 September 2019:

(1)

Nanjing Xinmu Information Technology Co., Ltd., a wholly foreign-owned limited liability company incorporated under the PRC law with registered address of No. 10-396, Fenghuang Street, Jiangpu Street, Pukou District, Nanjing and legal representative of Chao GUO (hereinafter referred to as “Party A”); and

(2)

Nanjing Xingmu Biotechnology Co., Ltd., a limited liability company incorporated under the PRC law with registered address of Room 201, Building 6 (Yuetalou), 18 Fenghua Road, Yuhua Economic Development Zone, Nanjing and legal representative of Chao GUO (hereinafter referred to as “Party B”).

(In the Agreement, Party A and Party B may be individually referred to as a “Party” and collectively as the “Parties”).

WHEREAS:

Party B intends to employ Party A to provide technology support and consulting services for Party B.

NOW THEREFORE, upon friendly negotiation, the Parties agreed as follows:

Article 1     Definition

1.1	Unless otherwise understood in the terms or context of the Agreement, the following terms in the Agreement shall have the following meanings:

“Party B’s Business”	All businesses that Party B is operating and developing currently and at any time during the term of the Agreement.

“Service”

The services provided by Party A to Party B relating to Party B’s business. Such services include, but are not limited to:

(1)   technical support related to Party B’s business, including but not limited to biotechnology research and development, computer software development, medical equipment leasing, maintenance, research and development and technical services;

(2)   providing professional consulting services related to Party B’s business;

(3)   providing training to Party B’s technical and business staff;

(4)   providing labor support at the request of Party B, including but not limited to lending or dispatching relevant staff;

(5)   providing market research, planning and development services;

(6) providing business planning and business strategy (advisory advice); and (7) providing customer support and development services (advisory advice).

“Service Team”	A team established by Party A for providing services under the Agreement to Party B; these members include the staff, third-party consultants and other workers hired by Party A.

“Service Fee”	All expenses that Party B shall pay to Party A for the services provided by Party A in accordance with Article 3 of the Agreement.

“Operating Income”	The income earned by Party B from operating its business during the year recorded in the “main business revenue” column of the audited balance sheet of Party B in accordance with the PRC accounting standards for any year during the validity of the Agreement.

“Annual Business Plan”	Party B’s business development plan and budget report for the next calendar year formulated by Party B according to the Agreement before November 30 each year under the assistance of Party A.

“Equipment”	Any and all equipment owned and purchased by Party A from time to time and used for the purpose of providing services.

1.2

The reference to any law or regulation (hereinafter referred to as the “ law”) in the Agreement shall be deemed as: (1) including the contents of the amendments, alterations, additions and re-enactment of these laws, regardless of their effective time before or after the conclusion of the Agreement; and (2) including reference to other decisions, notices and regulations that have been formulated according to the provisions thereof or are effective as a result of the provisions thereof.

1.3	Unless otherwise indicated in the context of the Agreement, the clauses, sections, items and paragraphs referred to in the Agreement shall refer to the corresponding contents of the Agreement.

Article 2     Services of Party A

2.1

In order to better carry out the business, Party B needs Party A to provide services and Party A agrees to provide Party B with such services. For this purpose, Party B appoints Party A as its exclusive consulting and services provider. Party A shall exclusively provide Party B with the services defined in the Agreement, and Party A agrees to accept such appointment.

2.2	Party A shall provide services to Party B in accordance with the terms of the Agreement, and Party B shall provide convenience for Party A’s services as far as possible.

2.3

Party A shall be equipped with various equipment and service teams that are reasonably required for the provision of services and buy and purchase new equipment and hire new employees according to the annual business plan and reasonable requirements of Party B to satisfy the need of Party A’s provision of excellent services to Party B according to the Agreement. However, Party A may, at its discretion, replace any member of the service team, or change the specific service responsibilities of any member of the service team from time to time, provided that the replacement of such members or the change of service responsibilities will not have material adverse effect on Party B’s daily operations.

2.4

Notwithstanding the other provisions of the Agreement, Party A shall have the right to independently designate any third party to provide any or all of the services under the Agreement, or to perform any of Party A’s obligations under the Agreement on behalf of Party A. Party B hereby agrees that Party A has the right to transfer its rights and obligations under the Agreement to any third party.

Article 3     Service Fees

3.1.	In respect of the services provided by Party A pursuant to the Agreement, Party B shall pay Party A the service fees by the method hereunder:

3.1.1

The service fees which are equivalent to a certain percentage of the revenue of Party B; the specific proportion is adjusted once a year, and shall be determined through negotiation by the two Parties according to the relevant resolutions of respective boards; and

3.1.2	Service fees for specific services provided by Party A from time to time at Party B’s request as otherwise agreed between the Parties.

3.2.

Party B shall fully pay the service fees determined in accordance with Article 3.1.1 to Party A’s designated bank account within three months after the end of each calendar year. After the end of each fiscal year of Party B, Party A and Party B shall calculate the service fees actually payable by Party B based on the total amount of Party B’s operating income of the previous year confirmed by the audit report issued by the Chinese certified public accountant recognized by both Parties. Party B shall pay Party A the corresponding service fee within fifteen (15) working days after the audit report is issued. Party B promises to Party A that it will provide all the required information and assistance to the above CPA, and procure it to complete and issue an audit report for the previous year to both Parties within thirty (30) working days at the end of each calendar year. If Party A changes its bank account number, Party A shall send a written notice to Party B seven (7) workdays in advance.

3.3.

The Parties agree that payment of the above service fees should in principle not cause difficulties in operation of Party B in the current year. For the above purposes and within the limit of achieving the above principle, Party A may agree to delay the payment of service fees by Party B or, upon mutual negotiation, the proportion and/or the specific amount of the service fees to be paid by Party B to Party A under Article 3.1 may be adjusted in writing. If Party B does not make a profit in the current year, Party A shall not charge the service fee for that year.

3.4.

The amount and payment method of the service fees that Party B should pay to Party A under Article 3.1.2 shall be otherwise determined in writing according to the nature of the service and the workload.

Article 4     Obligations of Party B

4.1

The services provided by Party A under the Agreement are exclusive. During the term of the Agreement, without the prior written consent of Party A, Party B shall not enter into any written agreement or verbal agreement or other arrangements with any other third party in order to engage such third party to provide other services that are the same or similar to the services provided by Party A under the Agreement. The Parties agree that Party A may designate a third party to provide Party B with the services agreed in the Agreement. For the avoidance of doubt, the Agreement does not restrict Party A from providing any goods and / or services to third parties other than Party B.

4.2

Party B shall provide Party A with Party B’s confirmed annual business plan for the next year before November 30 each year, so that Party A can arrange the corresponding service plan and purchase the required software and equipment, hire personnel and buy technical service capacity. If Party B temporarily requires Party A to purchase equipment or hire staff, it shall consult with Party A fifteen (15) days in advance to reach a consensus between the Parties.

4.3	In order to facilitate Party A’s provision of services, Party B shall, at Party A’s request, provide Party A with the required information in an accurate and timely manner.

4.4	Party B shall pay Party A the service fees on time and in full according to the provisions of Article 3 herein.

4.5	Party B shall maintain its good reputation and proactively expand business to maximize revenue.

4.6

The Parties hereby confirm that according to the terms and conditions of the Equity Pledge Agreement (including revisions, additions or restatements from time to time) signed between Chao GUO and Zhai Zhongshu at the time of signing of the Agreement and Party A on the same day as the Agreement, Chao GUO and Zhai Zhongshu have pledged their equity respectively held in Party B to Party A to guarantee the performance of the obligations of Party B under the Agreement.

4.7

During the term of the Agreement, Party B agrees to cooperate with Party A and its (direct or indirect) parent company to conduct related party transaction audits and other types of audits, and provide Party A, its parent company, or its authorized auditors with operations, business, customers, finances, employees, and other relevant information and materials related to Party B, and agrees that Party A’s parent company discloses such information and materials to meet the regulatory requirements of the securities listing market of such parent company.

Article 5     Intellectual Property

5.1

Insofar as permitted by applicable laws and regulations of the People’s Republic of China at the time, the intellectual property rights of the achievements made by Party A in the course of providing the services under the Agreement or the intellectual property rights (including but not limited to copyrights, patents, patent application rights, trademark rights, technical secrets, trade secrets, and others) developed by Party B based on Party A’s intellectual property rights shall be owned by Party A. If PRC applicable laws and regulations clearly stipulate that such intellectual property rights shall not be owned by Party A, the intellectual property rights shall be firstly owned by Party B and the exclusive use license shall be granted to Party A. When PRC laws and regulations permit the ownership by Party A, Party B shall transfer it to Party A at the lowest consideration permitted by law; if the law has no restriction on such minimum transfer price by then, Party B shall agree to transfer the ownership of the intellectual property rights unconditionally and assist Party A in completing all government registration formalities for change of the intellectual property rights owner.

5.2

For the purpose of performing the Agreement, Party B may use the work achievements created by Party A in the course of providing the services under the Agreement in accordance with the provisions of the Agreement; nonetheless, the Agreement does not in any way permit Party B to use such work achievements in any way for any other purposes.

5.3

Either Party guarantees to the other Party that it will compensate the other Party for any and all economic losses caused to the other Party due to any infringement of other’s intellectual property rights (including copyrights, trademark rights, patent rights and proprietary technology).

Article 6     Confidentiality Obligations

6.1

During the term of the Agreement, all customer information and other relevant information (hereinafter referred to as “Customer Information”) related to Party B’s business and Party A’s services shall be owned by Party A.

6.2

Regardless of whether the Agreement is terminated, the Parties shall keep the other Party’s trade secrets, proprietary information, Customer Information and other relevant information, as well as non-public information of any other Party (hereinafter referred to as “Confidential Information”) obtained during the conclusion and performance of the Agreement strictly confidential. The Party receiving the Confidential Information (hereinafter referred to as the “Recipient”) shall not disclose the Confidential Information or any part thereof to any other third party except for the prior written consent of the other Party or disclosure as required by the relevant laws and regulations as well as the rules of the relevant stock exchange. The Recipient shall not use or indirectly use the Confidential Information or any part thereof, except for the purpose of performing the Agreement.

6.3	The following information is not confidential:

(1)	any information previously known by the Recipient through legal means as proved by documentary evidence;

(2)	information that entered the public domain not due to the fault of the Recipient or is known to the public due to other reasons; or

(3)	The information legally obtained by the Recipient from other sources afterwards.

6.4

The Recipient may disclose Confidential Information to its employees and agents concerned or professionals it hired; nevertheless, the Recipient shall ensure that the above persons are bound by the Agreement, so that the Confidential Information is kept confidential, and they only use the Confidential Information for the purpose of performing the Agreement.

6.5

Once the Agreement is terminated, the Recipient of the Confidential Information shall return any documents, data or software containing Confidential Information to the original owner or provider of Confidential Information, or destroy such documents, data or software with the consent of the original owner or provider, including deletion of any Confidential Information from any related storage device, and may not continue to use such Confidential Information.

6.6	The Parties agree that this article will continue to be valid regardless of whether the Agreement is changed, cancelled or terminated.

Article 7     Undertaking and Guarantee

7.1	Party A hereby declares and guarantees as follows:

(1)

It is a limited liability company duly incorporated and legally existing under the law of the place of registration. It has an independent legal personality and has the complete and independent legal status and legal capacity to execute, deliver and perform the Agreement and may act as the subject of litigation independently;

(2)

It has full internal powers and authorizations for the signing and delivery of the Agreement and all other documents relating to the transactions referred to in the Agreement that it will sign, and it has full internal corporate power and authority to complete the transactions described in the Agreement. This Agreement is legally and properly signed and delivered. This Agreement constitutes a legal and binding obligation on it and may be enforceable against it under the terms of the Agreement.

7.2	Party B hereby declares and guarantees as follows:

(1)

It is a limited liability company duly incorporated and legally existing under the law of the place of registration. It has an independent legal personality and has the complete and independent legal status and legal capacity to execute, deliver and perform the Agreement, and may act as the subject of litigation independently;

(2)

It has full internal powers and authorizations for the signing and delivery of the Agreement and all other documents relating to the transactions referred to in the Agreement that it will sign, and it has full internal corporate power and authority to complete the transactions described in the Agreement. This Agreement is legally and properly signed and delivered. This Agreement constitutes a legal and binding obligation on it and may be enforceable against it under the terms of the Agreement;

(3)

When the Agreement comes into force, it has the complete business license required for its operation and has full rights and qualifications to conduct the business of Party B that it is currently engaged within the territory of China;

(4)	It shall promptly notify Party A of the lawsuits involved and other unfavorable circumstances and shall make its best efforts to prevent the loss from expanding;

(5)	Without the written consent of Party A, Party B shall not dispose of Party B’s important assets in any form, nor shall it change the existing shareholding structure of Party B;

(6)

It shall not enter into transactions that may materially affect Party B’s assets, liabilities, business operations, shareholding structure, equity held by third parties and other legal rights (except for those generated in the course of normal or daily operations, disclosed to Party A or obtaining written consent of Party A);

(7)

It will compensate Party A for any loss suffered or possibly suffered due to the provision of services and hold it harmless, including but not limited to any losses incurred due to any third party’s lawsuits, recovery, arbitration, claims against it or administrative investigations and penalties by government authorities; nevertheless, if the losses are caused by Party A’s intentional or gross negligence, such losses shall not be compensated;

(8)

Party B promises that if Party B owns, establishes, merges or purchases any company to become a subsidiary of Party B during the service period, Party B shall procure the subsidiary to sign a consulting service agreement with Party A or its designated person, regarding provision of consulting services for all of the business and assets of the subsidiary. The duration, terms and format of the consulting service agreement shall be the same as the Agreement. Party B shall carry out and sign and / or procure the subsidiary to carry out and sign all matters and documents (including but not limited to passing the resolutions of the relevant shareholders’ meeting and the board of directors) to make the consulting service agreement valid and legal.

Article 8     Duration of the Agreement

8.1

The Parties hereby confirm that the Agreement has been formally signed by the parties. Unless the Parties agree in writing to terminate the Agreement, or the Agreement must be terminated in accordance with applicable PRC laws and regulations, the Agreement shall continue to be valid.

8.2

The Parties to the Agreement shall complete the approval and registration procedures for extending the operating period within three months prior to the expiration of their respective operating periods, so that the validity period of the Agreement can be sustained.

8.3	After termination of the Agreement, the Parties shall continue to observe the obligations under Articles 3 and 6 of the Agreement respectively.

Article 9     Notice

9.1	Any notice, request, claim and other correspondence required by the Agreement or made under the Agreement shall be delivered to the Parties in writing.

9.2

Any notice hereunder shall be sent to the following addresses (unless changes of address are notified in writing) by personal delivery, facsimile or registered mail. It shall be deemed as served on the date of receipt recorded on the receipt of the registered mail if posted by registered mail; it shall be deemed as served on the date of transmission if delivered in person or transmitted by facsimile. If it is transmitted by facsimile, the original shall be sent to the following addresses by registered mail or personal delivery.

Nanjing Xinmu Information Technology Co., Ltd.

Address: No. 10-396, Fenghuang Street, Jiangpu Street, Pukou District, Nanjing

Tel: ***********

Email: ***********

Recipient: Chao GUO

Party B: Nanjing Xingmu Biotechnology Co., Ltd.

Address: Room 201, Building 6 (Yuetalou), 18 Fenghua Road, Yuhua Economic Development Zone, Nanjing

Tel: ***********

Email: ***********

Recipient: Chao GUO

Article 10     Default Liability

10.1

The Parties agree and confirm that if any Party (hereinafter referred to as the “Defaulting Party”) materially violates any of the provisions of the Agreement or substantially fails to perform any of the obligations under the Agreement, it shall constitute the breach of contract under the Agreement (hereinafter referred to as “Default”) and the non-defaulting Party shall have the right to require the Defaulting Party to correct or take remedial measures within a reasonable period of time. If the Defaulting Party fails to correct or take remedial measures within a reasonable period of time or within ten (10) days after the non-defaulting Party has notified the Defaulting Party in writing of correction request, the non-defaulting Party shall have the right to determine at its discretion:

(1)	If Party B is the Defaulting Party, Party A shall have the right to terminate the Agreement and request the Defaulting Party to pay damages;

(2)

If Party A is the Defaulting Party, Party B shall have the right to request the Defaulting Party to pay damages; unless otherwise provided by law, it shall have no right to terminate or cancel the Agreement under any circumstances.

10.2	Notwithstanding any other provisions herein, the effectiveness of the provisions of Article 10 herein shall not be affected by the suspension or termination of the Agreement.

Article 11     Force Majeure

11.1

If any Party fails to perform the Agreement or cannot perform the Agreement according to the agreed conditions due to an earthquake, typhoon, flood, fire, war, change in policy and laws, or other unforeseen or inevitable or unavoidable force majeure events, the Party suffering the force majeure event shall immediately send a notice by fax and provide documents containing the detailed description of force majeure events and the reason for failure or delay to perform the Agreement within thirty (30) days. Such proof documents shall be issued by the notary organization in the area where the force majeure events occur. The Party suffering the force majeure events shall take appropriate measures to mitigate or eliminate the impact of force majeure events and shall endeavor to restore the performance of the obligation to be delayed or impeded by force majeure events. Based on the impact of force majeure events on the performance of the Agreement, the Parties shall negotiate whether performance of the Agreement should be partially exempted or extended. The Parties shall not be liable for the economic losses caused to each other due to force majeure events.

Article 12     Miscellaneous

12.1	This Agreement is made in duplicate in Chinese with two (2) original copies, each Party holding one (1) copy.

12.2	The conclusion, effectiveness, performance, modification, interpretation and termination of the Agreement shall be governed by the PRC law.

12.3

Any disputes arising under the Agreement and relating to the Agreement shall be settled through negotiation between the Parties. If the Parties cannot reach a consensus within thirty (30) days after the dispute arises, the dispute shall be submitted to the Nanjing Arbitration Commission for arbitration according to the effective arbitration rules for the time being. The arbitration place is Nanjing and the language used in the arbitration is Chinese. The arbitral award is the final decision and equally binding on the Parties to the Agreement.

12.4

Any rights, powers and remedies entitled to the Parties by the terms of the Agreement shall not exclude any other rights, powers and remedies entitled to the Parties by the law and other terms of the Agreement and any Party’s execution of rights, powers and remedies shall not exclude the execution of other rights, powers and remedies entitled to such Party.

12.5

The failure or delay to exercise any rights, powers and remedies (hereinafter referred to as “Such Rights”) under the Agreement or entitled by the law shall not result in the waiver of Such Rights. The waiver of any or part of Such Rights shall not preclude such Party from exercising Such Rights in other ways and exercising other Such Rights.

12.6	The headings of each section in the Agreement are for reference only. Such headings shall not be used for or affect the interpretation of the provisions of the Agreement under any circumstances.

12.7

This Agreement supersedes any other written or verbal agreements previously entered into between the Parties relating to the matters stipulated in the Agreement and constitutes the entire agreement between the Parties.

12.8

Each term of the Agreement may be separated and independent of each other term. If any one or more of the terms of the Agreement becomes invalid, illegal or unenforceable at any time, the validity, legality and enforceability of the other terms of the Agreement shall not be affected thereby.

12.9	Any amendments or additions to the Agreement must be made in writing and shall be effective only after duly signed by the Parties.

12.10

Without the prior written consent of Party A, Party B shall not transfer any of its rights and/or obligations under the Agreement to any third party. Party A has the right to transfer any of its rights and/or obligations under the Agreement to any designated third party after notifying Party B, without violating the PRC laws.

12.11	This Agreement shall be binding on the legal successors of the Parties.

12.12	The Parties undertake that they will respectively declare and pay taxes and fees involved in transactions under the Agreement in accordance with the law.

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[Signature Page of Exclusive Technical Consulting and Service Agreement]

IN WITNESS WHEREOF, the Exclusive Technical Consulting and Service Agreement is signed by and between the Parties hereunder at the date and place indicated at the beginning of the Agreement:

Nanjing Xinmu Information Technology Co., Ltd. (Seal)

/s/ Seal of Nanjing Xinmu Information Technology Co., Ltd.

Signature:	/s/ Chao GUO
Name:	Chao GUO
Title:	General Manager

Nanjing Xingmu Biotechnology Co., Ltd. (Seal)

/s/ Seal of Nanjing Xingmu Biotechnology Co., Ltd.

Signature:	/s/ Chao GUO
Name:	Chao GUO
Title:	General Manager